ASCEND ACQUISITION CORP. COMPLETES MERGER WITH MOBILE GAMING COMPANY ANDOVER GAMES

March 2, 2012 (Jackson Hole, Wyoming)—Ascend Acquisition Corp. (OTC BB: ASCQ) (“Ascend Acquisition” or the “Company”) announced that it has completed its previously announced merger with San Francisco-based mobile gaming company, Andover Games, LLC (“Andover Games”). As a result of the transaction, Andover Games has become a wholly owned subsidiary of Ascend Acquisition and will continue as its operating subsidiary.

Under the terms of the merger agreement, simultaneously with the closing of the merger, Ascend Acquisition completed a private placement of 4 million shares of common stock at $0.50 per share, resulting in $2 million in gross proceeds to the Company. The proceeds will be used for the completion and roll-out of multiple mobile games under direct and indirect development at Andover Games, human capital development, strategic acquisitions, and working capital. The Company will register the resale of the shares sold in the private placement on a registration statement on Form S-1to be filed with the Securities and Exchange Commission (“SEC”) in March 2012.

In connection with the merger, the members of Andover Games have exchanged their equity interests in Andover Games for an aggregate of 38,195,025 shares of Ascend Acquisition. These shares are subject to a 12-month contractual lock up and then will be subject to further regulatory restrictions. Audited financial statements for the period ending December 31, 2011 for Andover Games will be filed by the Company in a Current Report on Form 8-K with the SEC within four business days from the closing.

As a result of this transaction, there are now 50,926,700 shares outstanding of Ascend Acquisition. The number of shares outstanding of Ascend Acquisition will increase depending on the amount of proceeds it raises in the second portion of the private placement which may raise up to an additional $2 million of gross proceeds to the Company within the next 30 days pursuant to the merger agreement.

“We are excited about becoming a public company with this merger with Ascend Acquisition,” said Craig dos Santos, President and CEO of Andover Games. “We believe the ability to use public stock and stock options to attract the very best talent in the mobile gaming industry provides us with a major advantage over our privately held competition. It also makes it possible for us to make both strategic acquisitions of competitors and to make publishing deals with smaller firms in our industry,” said Mr. dos Santos.

“We are pleased that we are welcoming several strategic investors in the media, entertainment and investment communities to our private stock offering who will add significant value to Andover Games in the months ahead,” said Jonathan Ledecky, Chairman of Ascend Acquisition. “These ‘value-added’ investors believe that the talented personnel at Andover Games can successfully navigate the high growth environment prevalent in mobile gaming today,” said Ledecky.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Ascend Acquisition.  The securities offered and/or sold in Ascend Acquisition’s private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act of 1933, as amended, and applicable state securities laws.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Ascend Acquisition’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

The following factors, among others, could cause actual results to meaningfully differ from those set forth in the forward-looking statements: our ability to develop and then maintain a good relationship with Apple, Google and Facebook; our ability to convert non-paying players into paying players and attract new paying players; our ability to increase purchases by paying players; our ability to retain paying players, especially higher paying players; our ability to anticipate changes in the mobile and social game industry; our ability to cost-effectively develop and launch games; our ability to launch games and release enhancements that become popular; our ability to develop and maintain a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased player usage, fast load times and the deployment of new features and games; our ability to process, store and use data in compliance with governmental regulation and other legal obligations related to privacy; our ability to successfully compete with other companies that are currently in, or may in the future enter, the social game or entertainment industry; our ability to hire, integrate and retain world class talent; our ability to maintain adequate control of our expenses; our ability to successfully expand our business, while maintaining high quality; and our ability to obtain additional working capital as and when needed.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the control of Ascend Acquisition and Andover Games and are difficult to predict. The information set forth herein should be read in light of such risks.  Neither Ascend Acquisition, nor Andover Games assumes any obligation to update the information contained in this press release.

About Andover Games

Andover Games is a company formed in January 2011 to create and distribute game applications on current smartphone and other mobile platforms, namely iOS and Android, as well as future competing smartphone platforms.

CONTACT:

Jon Ledecky

Ascend Acquisition

Office: 307-633-2831